EXHIBIT 32

  CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

The certification set forth below is being furnished to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and with Section 1350 of Chapter 63 of Title 18 of the United States Code. Greg Cowan, President and Principal Accounting Officer of Rose Explorations Inc. hereby certifies that:

1. the Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Rose Explorations Inc.

Dated:   August 4, 2007                                                                                 ROSE EXPLORATIONS INC., Registrant

                                                                                                                        /s/ Greg Cowan
                                                                                          By: Greg Cowan, President and Principal Accounting Officer